                                                                   EXHIBIT 99.2
                              JOINT FILING AGREEMENT

                                   May 6, 2013

     Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, each party hereto hereby agrees to the joint filing, on behalf of each of them, of any filing required by such party under Section 13 or Section 16 of the Exchange
Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with the Securities and  Exchange Commission
(and, if such security is registered on a national securities exchange, also with the exchange), and further agrees to the filing, furnishing, and/or incorporation by reference of this agreement as an exhibit thereto.  This agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party.

     IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this agreement to be executed and effective as of the date first written above.

     Date: May 6, 2013                  FALCON FUND MANAGEMENT, LTD.

                                        By: FFM GP, LLC
                                        Its: General Partner

                                        By: /s/ G. Houston Hall
                                        -------------------------------
                                        Name: G. Houston Hall
                                        Title: Managing Member

                                        FALCON FUND, LTD.

                                        By: Falcon Fund Management, Ltd.
                                        Its: General Partner

                                        By: FFM GP, LLC
                                        Its: General Partner

                                        By: /s/ G. Houston Hall
                                        ------------------------------
                                        Name: G. Houston Hall
                                        Title: Managing Member

                                        FFM GP, LLC

                                        By: /s/ G. Houston Hall
                                        -----------------------------
                                        Name: G. Houston Hall
                                        Title: Managing Member

                                        G. HOUSTON HALL

                                        /s/ G. Houston Hall
                                        ------------------------------